Exhibit 99.5

Combined and Consolidated Financial Statements of

TIG Trinity Management, LLC and Subsidiary and

TIG Trinity GP, LLC and Subsidiaries

Years ended December 31, 2022, 2021 and 2020

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Combined and Consolidated Financial Statements- Table of Contents

Years ended December 31, 2022, 2021, and 2020

Page
Independent Auditor’s Report	1-2
Combined and Consolidated Statements of Financial Position	3
Combined and Consolidated Statements of Operations	4
Combined and Consolidated Statements of Changes in Members’ Equity	5
Combined and Consolidated Statements of Cash Flows	6-7
Notes to the Combined and Consolidated Financial Statements	8 -20

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Independent Auditors Report

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying combined and consolidated statements of financial position of TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries (collectively the “Company”) as of December 31, 2022 and 2021, and the related combined and consolidated statements of operations, changes in members’ equity and cash flows for each of the three years in the period ended December 31, 2022, and the related notes (collectively referred to as the “combined and consolidated financial statements”). In our opinion, the combined and consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Principle

As discussed in Note 3 to combined and consolidated financial statements, the Company has changed its method of accounting for leases in 2022 due to adoption of Financial Accounting Standards Board Accounting Standards Codification Topic 842, Leases.

Basis for Opinion

These combined and consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s combined and consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined and consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the combined and consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined and consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined and consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Citrin Cooperman & Company, LLP

We have served as the Company’s auditor since 2021.

New York, New York

April 14, 2023

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Combined and Consolidated Statements of Financial Position

As of December 31, 2022 and December 31, 2021

(Expressed in United States Dollars)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$1,592,407	$8,269,886
Restricted cash	6,749,971	—
Investments at fair value (Affiliated funds)	2,398,912	18,124,708
Fees receivable	16,040,100	38,364,976
Due from affiliated funds	4,030,000	—
Other receivable	140,000	—
Prepaid expenses	409,609	—

Total current assets	31,360,999	64,759,570

Non-current assets:
Investments at fair value (Unaffiliated management companies, cost $102,850,052 as of December 31, 2022 and December 31, 2021)	146,130,520	125,904,375
Fixed assets, net of accumulated depreciation/amortization of $719,490 and $651,853 as of December 31, 2022 and December 31, 2021, respectively	140,654	208,291
Due from TIG/TMG	1,831,956	—
Lease right-of-use assets — operating	2,749,744
Other assets	567,811	887,737

Total non-current assets	151,420,685	127,000,403

Total assets	$182,781,684	$191,759,973

Liabilities
Current liabilities:
Accrued compensation and profit sharing	$9,391,563	$8,387,350
Accounts payable and accrued expenses	9,131,708	4,641,964
Distributions due to members	17,540,857	—
Term loan, current portion	9,000,000	9,000,000
Lease liabilities — operating, current portion	1,183,882	—

Total current liabilities	46,248,010	22,029,314

Non-current liabilities:
Term loan (net of current portion of debt issuance costs $298,423 and $339,151 as of December 31, 2022, and December 31, 2021, respectively)	33,451,577	33,410,849
Lease liabilities — operating, net of current portion	1,638,933	—
Due to TIG/TMG	—	2,207,280

Total non-current liabilities	35,090,510	35,618,129

Total liabilities	81,338,520	57,647,443

Total members’ equity	101,443,164	134,112,530

Total liabilities and members’ equity	$182,781,684	$191,759,973

See accompanying notes to the combined and consolidated financial statements

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Combined and Consolidated Statements of Operations

Years ended December 31, 2022, 2021, and 2020

(Expressed in United States Dollars)

	December 31,
	2022	2021	2020
Income:
Incentive fees	$15,440,175	$42,110,201	$31,454,756
Management fees	44,103,544	44,503,127	35,674,081

Total income	59,543,719	86,613,328	67,128,837

Expenses:
Compensation and employee benefits	18,704,341	17,650,647	15,370,636
Occupancy costs	1,406,241	1,351,776	1,310,686
Systems, technology, and telephone	2,454,291	2,625,512	2,238,433
Professional fees	2,984,071	4,465,190	1,539,659
Depreciation and amortization	184,650	164,958	164,958
Business insurance expenses	436,120	308,691	229,262
Interest expense	2,593,062	2,239,608	2,363,144
Travel and entertainment	1,191,416	454,351	323,505
Merger expenses	7,135,319	1,963,795	—
Other business expense	876,122	826,863	7,952,424

Total expense	37,965,633	32,051,391	31,492,707

Other income:
Other investment gains	20,665,876	15,444,183	7,670,306

Income before taxes	42,243,962	70,006,120	43,306,436

Income tax expense	(841,285)	(1,456,647)	(748,000)

Net income	$41,402,677	$68,549,473	$42,558,436

See accompanying notes to the combined and consolidated financial statements

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Combined and Consolidated Statements of Changes in Members’ Equity

Years ended December 31, 2022, 2021, and 2020

(Expressed in United States Dollars)

Members’ equity, beginning of 2020	$96,099,756
Member equity distributions	(54,745,665)
Member equity contributions	3,871,468
Net income	42,558,436

Members’ equity, end of 2020	$87,783,995

Member equity distributions	(38,391,137)
Member equity contributions	16,170,199
Net income	68,549,473

Members’ equity, end of 2021	$134,112,530

Member equity distributions	(74,072,043)
Member equity contributions	—
Net income	41,402,677

Members’ equity, end of 2022	$101,443,164

See accompanying notes to the combined and consolidated financial statements

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Combined and Consolidated Statements of Cash Flows

Years ended December 31, 2022, 2021, and 2020

(Expressed in United States Dollars)

	December 31,
	2022	2021	2020
Cash flows from operating activities:
Net income	$41,402,677	$68,549,473	$42,558,436
Adjustments to reconcile net income to net cash provided by operating activities:
Other investment gains	(20,665,876)	(15,444,183)	(7,670,306)
Depreciation and amortization	184,650	164,958	164,958
Non-cash lease expense	1,108,520	—	—
Increase/decrease in operating assets and liabilities:
Decrease/(increase) in fees receivable	22,324,876	(14,886,645)	(8,342,540)
Decrease/(increase) in other receivable	(140,000)	1,150,000	(1,150,000)
Decrease/(increase) in other assets	319,926	(523,932)	125,203
Increase in due from TIG/TMG	(1,831,956)	—	—
Increase in prepaid expenses	(409,609)	—	—
Increase in due to TIG/TMG	(2,207,280)	(4,823,944)	(202,284)
Increase in accrued compensation and profit sharing	1,004,213	2,333,389	6,701,176
Decrease in operating lease liabilities	(1,035,449)	—	—
Increase/(decrease) in accounts payable and accrued expenses	4,489,744	(3,383,952)	(2,096,436)

Net cash provided by operating activities	44,544,436	33,135,164	30,088,207

Cash flows from investing activities:
Purchases of investments (affiliated funds)	(4,970,846)	(16,088,668)	(10,428,903)
Purchases of investments (unaffiliated management companies)	—	(13,925,652)	(27,000,000)
Sales of investments (affiliated funds)	17,106,373	11,451,845	38,887,560
Sales of investments (unaffiliated management companies)	—	75,600	—

Net cash provided by (used in) investing activities	12,135,527	(18,486,875)	1,458,657

Cash flows from financing activities:
Member distributions	(56,531,186)	(38,391,137)	(54,745,665)

See accompanying notes to the combined and consolidated financial statements

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Combined and Consolidated Statements of Cash Flows (continued)

Years ended December 31, 2022, 2021, and 2020

(Expressed in United States Dollars)

Member contributions	—	16,170,199	3,871,468
Decrease in due from members	—	4,136,780	204,383
Drawdown of term loan	—	—	23,750,000
Repayment of term loan	—	(2,250,000)	—
Payment of debt issuance costs	(76,285)	—	(110,450)

Net cash used in financing activities	(56,607,471)	(20,334,158)	(27,030,264)

Net increase (decrease) in cash, cash equivalents and restricted cash	72,492	(5,685,869)	4,516,600

Cash, cash equivalents and restricted cash at beginning of year	8,269,886	13,955,755	9,439,155

Cash, cash equivalents, and restricted cash at end of year	$8,342,378	$8,269,886	$13,955,755

Supplemental disclosures of non-cash information:
Current period recognition of operating lease right-of-use asset	$3,858,264	—	—
Current period recognition of operating lease liability	$3,858,264	—	—
Supplemental disclosures for non-cash financing activities:
Additions to distributions payable	$17,540,857	—	—
Supplemental Cash Flow Information:
Cash Paid for Taxes	$1,600,583	$199,960	$1,622,997
Cash Paid for Interest	$2,314,783	$2,250,383	$1,406,790
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$1,592,407	$8,269,886	$13,955,755
Restricted cash	$6,749,971	—	—

	$8,342,378	$8,269,886	$13,955,755

See accompanying notes to the combined and consolidated financial statements

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

Years ended December 31, 2022, 2021, and 2020

(Expressed in United States Dollars)

1.	Reporting Organization

TIG Trinity Management, LLC and TIG Trinity GP, LLC were formed in the State of Delaware on August 23, 2018 and became operationally active on November 1, 2018. TIG Trinity Management, LLC offers investment advisory services to its clients which currently include private investment funds and separately managed accounts (the “Funds”). TIG Trinity GP, LLC acts as the general partner to certain funds. Certain subsidiaries listed in Note 2 (b) have formation dates prior to August and November 2018.

2.	Basis of Preparation

(a)	Basis of Presentation

The accompanying combined and consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

(b)	Basis of Combination and Consolidation

The combined and consolidated financial statements include TIG Trinity Management, LLC, and its wholly owned subsidiary, TIG Advisors LLC. TIG Trinity Management, LLC and its wholly owned subsidiary are combined with TIG Trinity GP, LLC and its wholly owned subsidiaries, TFI Partners LLC and TIG SL Capital LLC (collectively, the “Company”). TIG Trinity Management, LLC, TIG Trinity GP, LLC and Subsidiaries’ financial statements have been combined for presentation purposes. The financial position, results of operations and cash flows presented herein do not represent those of a single legal entity. These entities share common ownership, control, and management. All inter-company balances have been eliminated in consolidation. All significant inter-company accounts and transactions have been eliminated in combination.

The Company evaluates its relationships with other entities to identify whether they are variable interest entities (“VIEs”) as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, Consolidation (“ASC 810”) and assesses whether the Company is the primary beneficiary of such entities as defined under ASC 810. If the determination is made that the Company is the primary beneficiary, the entity in question is included in the combined and consolidated financial statements of the Company. Based on management’s analysis of the Company’s relationship with the private investment funds, the private investment funds are VIEs of the Company, but the Company is not the primary beneficiary of the private investment funds; therefore, the private investment funds have not been consolidated by the Company.

(c)	Use of Estimates and Judgments

The preparation of combined and consolidated financial statements in conformity with U.S. GAAP requires management to make judgments, estimates and assumptions that affect the application of policies and the reported amounts of assets and liabilities, income and expense. Actual results may differ from these estimates.

3.	Significant Accounting Policies

The accounting policies as set out below have been applied consistently by the Company during the relevant years.

The significant accounting policies applied by the Company are as follows:

(a)	Cash and Cash Equivalents

Cash comprises cash deposited with the bank which, at times, may exceed federally insured limits. The Company is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contractual obligations on its behalf. Management monitors the financial condition of such financial institutions and does not anticipate any losses from these counterparties. At December 31, 2022, cash is primarily held at Texas Capital Bank and J.P. Morgan in a U.S. noninterest-bearing checking account, which is Federal Deposit Insurance Corporation (“FDIC”) insured up to $250,000.

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

Years ended December 31, 2022, 2021, and 2020

(Expressed in United States Dollars)

3.	Significant Accounting Policies (continued)

(b)	Restricted Cash

Restricted cash represents cash required to be held as a collateral reserve amount related to the term loan and is not available for general liquidity needs.

(c)	Income Taxes

For income tax purposes, the Company reports income and expenses on an accrual basis and is treated as a partnership for federal and state income tax purposes. The individual owners (the “Members”) are required to report their respective shares of the Company’s taxable income or loss in their individual income tax returns and are personally liable for any related taxes thereon. Accordingly, no provision for federal income taxes is made in the combined and consolidated financial statements of the Company. The Company is subject to 4% New York City Unincorporated Business Tax.

The Company is subject to ASC 740, Accounting for Uncertainty in Income Taxes. This standard defines the threshold for recognizing the benefits of tax-return positions in the financial statements as “more-likely-than-not” to be sustained by the taxing authority and requires measurement of a tax position meeting the more-likely-than-not criterion, based on the largest benefit that is more than 50 percent likely to be realized. Management has analyzed the Company’s tax positions taken with respect to applicable income tax issues for all open tax years (in each respective jurisdiction) and has concluded that no provision for income tax is required in the Company’s combined and consolidated financial statements.

(d)	Fixed Assets

Equipment and furniture are recorded at cost and depreciated using the straight-line method over the estimated useful lives of five years. Leasehold improvements are stated at cost and amortized using the straight-line method over the remaining term of the lease.

(e)	Fair Value of Assets and Liabilities

Due to their nature, the carrying values of the Company’s financial assets such as fees receivable, other receivable, due from members and financial liabilities such as accounts payable and accrued compensation and due to TIG/TMG approximate their fair values.

(f)	Leases

Effective January 1, 2022, the Company adopted ASC Topic 842, Leases (“ASC 842”) using the modified retrospective approach and applied the standard only to leases that existed at that date. Under the modified retrospective method, the Company does not need to restate the comparative periods in transition and will continue to present financial information and disclosures for periods before January 1, 2022 in accordance with ASC Topic 840. The Company has elected the package of practical expedients allowed under ASC Topic 842, which permits the Company to account for its existing operating leases as operating leases under the new guidance, without reassessing the Company’s prior conclusions about lease identification, lease classification and initial direct cost. As a result of the adoption of the new lease accounting guidance on January 1, 2022, the Company recognized no cumulative adjustment to members’ equity.

The Company determines the initial classification and measurement of its right-of-use assets and lease liabilities at the lease commencement date and thereafter if modified. The lease term includes any renewal options and termination options that the Company is reasonably assured to exercise. The present value of lease payments is determined by using the interest rate implicit in the lease, if that rate is readily determinable; otherwise, the Company uses its incremental borrowing rate. The incremental borrowing rate is determined by using the rate of interest that the Company would pay to borrow on a collateralized basis an amount equal to the lease payments for a similar term and in a similar economic environment.

The Company has elected the practical expedient to not separate lease and non-lease components. The Company’s non-lease components are primarily related to maintenance, insurance and taxes, which varies based on future outcomes and is thus recognized in lease expense when incurred.

(g)	Income Recognition & Fees Receivable

Management fees and incentive fees are accounted for as contracts with customers. Under the guidance for contracts with customers, an entity is required to (a) identify the contract(s) with a customer, (b) identify the performance obligations in the contract, (c) determine the transaction price, (d) allocate the transaction price to the performance obligations in the contract and (e) recognize revenue when (or as) the entity satisfies a performance obligation. In determining the transaction price, an entity may include variable consideration only to the extent that it is probable that a significant reversal in the amount of the cumulative revenue recognized would not occur when the uncertainty associated with the variable consideration is resolved.

Management Fees – The Company is entitled to receive management fees as compensation for administering and managing the affairs of the Funds. Management fees are normally received in advance each quarter and recognized monthly as services are rendered. The management fees for our affiliated funds are calculated using approximately 0.75% to 1.5% of the net asset value of the funds’ underlying investments. The management fees for our unaffiliated management companies are calculated using approximately 0.75% to 1.75% of the net asset value of the funds’ underlying investments. There are customer contracts that require the Company to provide investment services, which represents a performance obligation that the Company satisfies over

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

Years ended December 31, 2022, 2021, and 2020

(Expressed in United States Dollars)

3.	Significant Accounting Policies (continued)

time. All management fees are a form of variable consideration because the amount to which the Company is entitled varies based on fluctuations in the basis for the management fee. Management fees recognized for the years ended December 31, 2022, 2021, and 2020, totaled $44,103,544, $44,503,127, and $35,674,081 respectively, of which the Company recognized $31,762,911, $29,593,661, and $28,237,395 from its affiliated funds and $12,340,633, $14,909,466, and $7,436,686, from its profit and revenue-share investments in unaffiliated management companies for the years ended December 31, 2022, 2021, and 2020, respectively.

Incentive Fees – The Company is entitled to receive incentive fees if certain targeted returns have been achieved as stipulated in the governing documents. Incentive fees are normally received and recognized annually. The incentive fees for our affiliated funds are calculated using 15% to 20% of the net profit/income. The incentive fees for our unaffiliated management companies are calculated using 15% to 20% or 15% to 35%, subject to a 10% hurdle, of the net profit/income.. Incentive fees recognized for the years ended December 31, 2022, 2021, and 2020 totaled $15,440,175, $42,110,201, and $31,454,756, respectively, of which the Company recognized $7,311,553, $37,662,457, and $24,468,911, from its affiliated funds and $8,128,622, $4,447,744, and $6,985,845, from its profit and revenue-share investments in unaffiliated management companies for the years ended December 31, 2022, 2021, and 2020, respectively. All incentive fees are recognized when it is determined that they are no longer probable of significant reversal. Given the nature of each fee arrangement, contracts with customers are evaluated on an individual basis to determine the timing of revenue recognition. Significant judgement is involved in making such determination.

Fees receivable includes management and incentive fees earned during the years ended December 31, 2022 and 2021. The Company evaluates its fees receivable and establishes an allowance for doubtful accounts based on history of past write offs and collections. Fees receivable as of December 31, 2022, and 2021, totaled $16,040,100, and $38,364,976, respectively. There was no allowance at December 31, 2022 and 2021.

Unaffiliated management companies or external strategic managers are global alternative asset managers, with whom the Company makes strategic minority investments in and actively participates in order to leverage the collective resources and synergies to facilitate the growth of the respective businesses.

	Management Fees
	Years Ended December, 31
	2022	2021	2020
Affiliated Funds	$31,762,911	$29,593,661	$28,237,395
Unaffiliated Management Companies	12,340,633	14,909,466	7,436,686

Total Management Fees	$44,103,544	$44,503,127	$35,674,081

	Incentive Fees
	Years Ended December, 31
	2022	2021	2020
Affiliated Funds	$7,311,553	$37,662,457	$24,468,911
Unaffiliated Management Companies	8,128,622	4,447,744	$6,985,845

Total Incentive Fees	$15,440,175	$42,110,201	$31,454,756

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

Years ended December 31, 2022, 2021, and 2020

(Expressed in United States Dollars)

3.	Significant Accounting Policies (continued)

The table below presents our Total income by type and strategy for the years ended December 31, 2022, 2021 and 2020.

	Years Ended December, 31
	2022	2021	2020
Management Fees:
TIG Arbitrage	$31,762,911	$29,593,661	$28,237,395
Unaffiliated Management Companies:
Real Estate Bridge Lending Strategy	6,691,889	10,713,629	5,565,930
European Equities	3,988,135	2,904,056	1,870,756
Asian Credit and Special Situations	1,660,609	1,291,781	—

Unaffiliated Management Companies Subtotal	12,340,633	14,909,466	7,436,686

Total Management Fees	$44,103,544	$44,503,127	$35,674,081

Incentive Fees:
TIG Arbitrage	$7,311,553	$37,662,457	$24,468,911
Unaffiliated Management Companies:
European Equities	8,094,405	2,540,170	6,985,845
Asian Credit and Special Situations	34,217	1,907,574	—

Unaffiliated Management Companies Subtotal	8,128,622	4,447,744	6,985,845

Total Incentive Fees	$15,440,175	$42,110,201	$31,454,756

Total Income	$59,543,719	$86,613,328	$67,128,837

(h)	Other Investment Gains

Other investment gains include the unrealized and realized gains and losses on the Company’s principal investments. Unrealized Income (Loss) on Investments results from changes in the fair value of the underlying investment, as well as the reversal of unrealized gains (losses) at the time an investment is realized.

(i)	Investments & Fair Value Measurement

The Company elected to carry investments at fair value. Fair value is an estimate of the exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants (i.e., the exit price at the measurement date). Fair value measurements are not adjusted for transaction costs. A fair value hierarchy provides for prioritizing inputs to valuation techniques used to measure fair value into three levels:

Level 1-Unadjusted quoted prices in active markets for identical assets or liabilities.

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

Years ended December 31, 2022, 2021, and 2020

(Expressed in United States Dollars)

3.	Significant Accounting Policies (continued)

Level 2- Inputs other than quoted market prices that are observable, either directly or indirectly, and reasonably available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company.

Level 3-Pricing inputs are unobservable for the investment and include situations where there is little, if any, market activity for the investment. The inputs into the determination of fair value require significant management judgement or estimation. Investments that are included in this category generally include privately held investments with no liquidity.

An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Availability of observable inputs can vary and is affected by a variety of factors. The Members’ use judgment in determining fair value of assets and liabilities and Level 3 assets and liabilities involve greater judgment than Level 1 or Level 2 assets or liabilities. Investments are classified within Level 3 of the fair value hierarchy because they trade infrequently (or not at all) and therefore have little or no readily available pricing. Investments in private operating companies are classified within Level 3 of the fair value hierarchy. The Company has procedures in place to determine the fair value of the Company’s Level 3 investments. Such procedures are designed to ensure that the applicable valuation approach is appropriate and that values included in these combined and consolidated financial statements are based on observable inputs when possible or that unobservable valuation inputs are reasonable.

Certain investments are measured at fair value using the net asset value (or its equivalent) practical expedient. U.S. GAAP permits the Company, as a practical expedient, to estimate fair value of an investment in an investment entity based on net asset value (“NAV”) of the investment entity which is calculated in a manner consistent with the measurement principles of ASC Topic 946 Financial Services-Investment Companies. The Company’s investments in investment companies represent interests in private investment companies that do not trade in an active market and represent investments that may require a lock up or future capital contributions based on existing commitments. The Members have elected to value the investment companies using the NAV of each investment company as reported by the investment company without adjustment, unless it is probable that the investment will be sold at a value significantly different than the reported NAV. If the reported NAV of an investment company is not calculated in a manner consistent with the measurement of accounting principles for investment companies generally accepted in the United States, then the Members adjust the reported NAV to reflect the impact of those measurement principles.

The Company does not have any commitments to the underlying investment companies, and redemptions are permitted on a monthly basis and require 30 days’ notice. The strategies of the investment companies comprise is a broad range of investment techniques to achieve its primary objective of capital appreciation through all market cycles.

(j)	Recent Accounting Pronouncements

In March 2020, FASB issued Accounting Standards Update (“ASU”) No. 2020-04, Reference Rate Reform: Facilitation of the Effects of Reference Rate Reform on Financial Reporting. The new guidance primarily intends to provide relief to companies that will be impacted by the expected change in benchmark interest rates at the end of 2021, when participating banks will no longer be required to submit London Interbank Offered Rate (LIBOR) quotes by the UK Financial Conduct Authority (FCA). The new guidance allows companies to account for modifications as a continuance of the existing contract without additional analysis as long as the changes to existing contracts are limited to changes to an approved benchmark interest rate. For new and existing contracts, the Company may elect to apply the amendments as of March 12, 2020, through December 31, 2022. The Company is currently assessing the potential impact of the new guidance on the Company’s combined and consolidated financial statements and related disclosures.

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

Years ended December 31, 2022, 2021, and 2020

(Expressed in United States Dollars)

3.	Significant Accounting Policies (continued)

In September 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which amends the FASB’s guidance on the impairment of financial instruments. The ASU adds to U.S. GAAP an impairment model (known as the current expected credit loss (“CECL”) model) that is based on expected losses rather than incurred losses. Under the new guidance, an entity recognizes as an allowance its estimate of lifetime expected credit losses, which the FASB believes will result in more timely recognition of such losses. The ASU is also intended to reduce the complexity of U.S. GAAP by decreasing the number of credit impairment models that entities use to account for debt instruments. Further, the ASU makes targeted changes to the impairment model for available-for-sale debt securities. The new CECL standard is effective for annual reporting periods beginning after December 15, 2022, and interim periods therein. The Company is in the process of evaluating the potential impact that this guidance will have on the combined and consolidated financial statements and related disclosures.

(k)	Expenses

The Company will pay for all ordinary and extraordinary expenses incurred by it or on its behalf in connection with the management and operation of the Company, including without limitation, mailing, insurance, legal, auditing, reporting and accounting expenses, taxes, interest on borrowed monies, merger expenses, and third-party out-of-pocket expenses. Merger expenses include compensation, technology, and professional fees, such as but not limited to legal, audit, marketing, and consulting costs associated with the Business Combination detailed in Note 14. Expenses are recorded on an accrual basis.

(l)	Subsequent events

The Company evaluates events and transactions that occur subsequent to December 31, 2022, but prior to the issuance of it’s combined and consolidated financial statements that may require adjustment or disclosure in the statements. For any events or transactions that provide additional evidence with respect to conditions that existed as of December 31, 2022, 2021, and 2020 including the estimates inherent in the process of preparing financial statements, the Company recognizes such subsequent events through adjustment to the combined and consolidated financial statements. For any events that provide evidence with respect to conditions that did not exist as of, but arose subsequent to, December 31, 2022, 2021, and 2020, the Company considers whether disclosure of the event in Note 14 is appropriate but does not recognize such subsequent events through adjustment to the combined and consolidated financial statements.

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

Years ended December 31, 2022, 2021, and 2020

(Expressed in United States Dollars)

4.	Investments

	December 31,
	2022	2021
Investment in Affiliated Funds:
TIG Arbitrage Associates Master Fund LP (TFI Partners LLC)	$213,905	$1,668,116
TIG Arbitrage Enhanced Master Fund LP (TFI Partners LLC)	178,617	14,668,140
TIG Arbitrage Enhanced, LP (TIG Advisors LLC)	1,895,465	1,611,065
TIG Sunrise Fund LP (TIG SL Capital LLC)	—	20,190
Arkkan Opportunities Feeder Fund, Ltd. (TIG Advisors LLC)	110,925	109,691
TIG Securitized Asset Master Fund LP (TIG SL Capital LLC)	—	47,506

	2,398,912	18,124,708

Investment in Unaffiliated Management Companies:
Romspen Investment Corporation	72,523,098	74,496,906
Arkkan Capital Management Limited	16,691,692	15,887,115
Zebedee Asset Management	56,915,730	35,520,354

	146,130,520	125,904,375

Total Investments	$148,529,432	$144,029,083

The following table summarizes the valuation of the Company’s investments by level within the ASC 820 fair value hierarchy as of December 31, 2022:

	Level 1	Level 2	Level 3	Total
Investment -Unaffiliated Management Companies	$—	$—	$146,130,520	$146,130,520
Investments -Affiliated Funds (i)				2,398,912

Total				$148,529,432

The following table summarizes the valuation of the Company’s investments by level within the ASC 820 fair value hierarchy as of December 31, 2021:

	Level 1	Level 2	Level 3	Total
Investment -Unaffiliated Management Companies	$—	$—	$125,904,375	$125,904,375
Investments -Affiliated Funds (i)				18,124,708

Total				$144,029,083

(i)

Certain investments that are measured at fair value using the net asset value (or its equivalent) practical expedient have not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the combined and consolidated statements of financial position.

There were purchases of $0 and $13,925,652 of Level 3 investments during the years ended December 31, 2022, and 2021, respectively. There were no transfers in or transfers out of Level 1, 2, or 3 for the years ended December 31, 2022, and 2021.

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

Years ended December 31, 2022, 2021, and 2020

(Expressed in United States Dollars)

4.	Investments (continued)

The following provides information on the valuation techniques and nature of significant unobservable inputs used to determine the value of Level 3 assets and liabilities. The inputs are not indicative of the unobservable inputs that may have been used for an individual asset or liability.

Quantitative Information about Level 3 Fair Value Measurements

Investments in Securities	Fair Value December 31, 2022	Valuation Methodology and Techniques	Unobservable Inputs	Range / Weighted Average
Investment in Unaffiliated Management Companies	$148,529,432	Discounted cash flow	Discount rate Long-term growth rate	16%-50% (32%) 3%

Investments in Securities	Fair Value December 31, 2021	Valuation Methodology and Techniques	Unobservable Inputs	Range
Investment in Unaffiliated Management Companies	$125,904,375	Discounted cash flow	Discount rate Long-term growth rate	26%-30% (28%) 3%

The primary unobservable inputs in the discounted cash flow methodology are the selected discount rate and the long-term growth rate. The discount rate selection for each investment was calibrated using the implied internal rate of return as of the original investment date, adjusted for certain market- and company-specific factors. A decrease to the unobservable discount rate input would have a corresponding increase to the fair value of the investment. The selected long-term growth rate for each investment was based on long-term GDP growth rates in the geographic locations of the underlying Unaffiliated Investment Manager, with consideration for general growth in the asset management industry. An increase to the unobservable growth rate input would have a corresponding increase to the fair value of the investment. There is not a specific interrelationship between these two unobservable inputs.

	Investments – Affiliated Funds
	Years Ended December, 31
	2022	2021
Balance at beginning of year	$18,124,708	$12,997,025
Gains/(losses) recognized in other income	439,731	490,860
Purchases	4,970,846	16,088,668
Sales	(21,136,373)	(11,451,845)

Balance at end of year	$2,398,912	$18,124,708

	Investments – Unaffiliated Management Companies
	Years Ended December, 31
	2022	2021
Balance at beginning of year	$125,904,375	$97,101,000
Gains/(losses) recognized in other income	20,226,145	14,953,323
Purchases	—	13,925,652
Sales	—	(75,600)

Balance at end of year	$146,130,520	$125,904,375

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

Years ended December 31, 2022, 2021, and 2020

(Expressed in United States Dollars)

5.	Fixed Assets

Fixed assets at December 31, 2022 and 2021, consisted of the following:

	December 31,
	2022	2021
Office equipment	$139,520	$139,520
Less accumulated depreciation	139,520	128,220

Office equipment, net	—	11,300

Leasehold improvements	720,624	720,624
Less accumulated amortization	579,970	523,633

Leasehold improvements, net	140,654	196,991

Fixed assets, net	$140,654	$208,291

Depreciation and amortization expense was $184,650 for the year ended December 31, 2022, and $164,958 for the years ended December 31, 2021 and 2020.

6.	Retirement Plans

The Company sponsors a defined contribution 401(k) plan for the benefit of its employees. The plan allows employees to contribute a percentage of their salary subject to certain limitations, set forth by the Internal Revenue Service, on a pretax basis. At its discretion, the Company can make profit sharing plan contributions to the participants’ accounts. The Company’s contributions for the years ended December 31, 2022, 2021, and 2020 were $284,462, $256,850, and $282,430, respectively, all of which was payable at year end and is included in accounts payable and accrued expenses on the combined and consolidated statements of financial position.

7.	Related Party Transactions

Due from Members represents amounts advanced to Members for various expenses. This amount has no stated interest rate or repayment terms.

Due from/to TIG/TMG represents amounts owed to or from entities which are related to TIG Trinity Management, LLC such as Tiedemann Investment Group (“TIG”) and Tiedemann Management Group (“TMG”). The amounts are loaned between entities with no specific payment terms and no stated interest rate, as necessary.

As of January 1, 2022, the Company shares office space with Tiedemann Advisors, LLC, an entity which shares a common owner with TIG Trinity Management, LLC and TIG Trinity GP, LLC. The Company makes the total payment for use of the office space on a monthly basis and is reimbursed by Tiedemann Advisors, LLC for its proportional share within the same period. For the year ended December 31, 2022, TIG’s share of the rent expense was approximately $1,124,000 and was included as occupancy costs on the combined and consolidated statement of operations.

In the prior year, the Company shared office space with Tiedemann Wealth Management, an entity which shares a common owner with TIG Trinity Management, LLC and TIG Trinity GP, LLC. The Company paid Tiedemann Wealth Management for use of the office space on a monthly basis. For the year ended December 31, 2021, the total rent expense was $1,400,000 and was included as occupancy costs on the combined and consolidated statement of operations. For the year ended December 31, 2020, the total rent expense was approximately $1,300,000 and was included as occupancy costs on the combined and consolidated statements of operations.

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

Years ended December 31, 2022, 2021, and 2020

(Expressed in United States Dollars)

8.	Leases

The Company determines whether an arrangement is a lease at inception. The Company has operating leases for one office location and various office equipment. As of December 31, 2022, our leases generally have remaining lease terms of up to 2 years. The Company has considered renewal options in determining the lease term used to establish our right-of use assets and lease liabilities. Our lease agreements do not contain any material residual guarantees or material restrictive covenants.

The Company recognizes lease liabilities at the present value of the contractual fixed lease payments discounted using our incremental borrowing rate, as the rate implicit in the lease is typically not readily determinable, as of the lease commencement date or upon modification of the lease. The Company has elected the short-term lease practical expedient, in which all leases with lease terms below 12 months are expensed accordingly.

The Company has lease agreements that contain both lease and non-lease components, and the Company accounts for lease components together with non-lease components (e.g., common-area maintenance).

The components of lease expense for the year ended December 31, 2022 was as follows:

Operating lease expense	$1,208,412
Variable lease expense	358,363
Short-term lease expense	9,660

Total lease expense	$1,576,435

Supplemental cash flow information and non-cash activity related to our operating leases are as follows:

Year ended December 31, 2022
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash lease expense	1,108,520
Operating cash flow information:
Decrease in lease liabilities — operating	(1,035,449)

Supplemental balance sheet information related to our operating leases is as follows:

	Balance Sheet Classification	Year ended December 31, 2022
Right-of-use-assets	Lease right-of-use assets	$2,749,744
Current lease liabilities	Lease liabilities, current portion	$1,183,882
Non-current lease liabilities	Lease liabilities	$1,638,933

Weighted-average remaining lease term and discount rate for our operating leases are as follows:

Year ended December 31, 2022
Weighted-average remaining lease term	2.3 years
Weighted-average discount rate	3.0%

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

Years ended December 31, 2022, 2021, and 2020

(Expressed in United States Dollars)

8.	Leases (continued)

As of December 31, 2022, the future minimum lease payments for the Company’s operating leases for each of the years ending December 31 were as follows:

2023	$1,250,123
2024	1,250,123
2025	420,173

Total lease payments	2,920,419
Less: Imputed interest	97,604

Present value of lease liabilities	$2,822,815

9.	Commitments

As of December 31, 2021, the Company’s affiliate (Tiedemann Wealth Management) leases its office under an operating lease which commenced in April 2010 and expires in April 2025. Future minimum rent payments paid by the affiliate for the next five years are approximately as follows:

Year ending December 31
2022	$1,841,680
2023	1,841,680
2024	1,841,680
2025	460,420

Total	$5,985,460

The Company’s rent expense amounted to approximately $1,400,000 for the year ended December 31, 2021 and $1,300,000 for the year ended December 31, 2020 and is included as a component of occupancy costs on the accompanying combined and consolidated statement of operations.

10.	Term Loan

The Company entered into a credit agreement with Texas Capital Bank, National Association, a national banking association lender located in Dallas, TX on March 23, 2018 and revised on April 3, 2020, with a total available amount of $45,000,000 and a maturity date of April 3, 2026 (the “Term Loan”). As part of the credit agreement, Texas Capital Bank will serve as the administrative agent of the loan on behalf of other lenders. The credit agreement includes $15,000,000 which was lent by Cross First Bank. The main purpose of the Term Loan is to borrow in order to acquire minority-share purchases in asset management companies. In accordance with the credit agreement, the Company may request additional term loans.

There were no guarantees by Members of the Company. The balance of the loan was $42,750,000 and $45,000,000, as of December 31, 2022 and 2021, respectively. There were debt issuance costs of $671,043 and $594,758 as of December 31, 2022 and 2021, respectively, with a balance of $298,423, and $339,151, remaining as of December 31, 2022 and 2021, respectively, included in the Term Loan, long term balance in the combined and consolidated statements of financial position and amortization expense of $117,013 during the year ended December 31, 2022, and $80,718 during the years ended December 31, 2021 and 2020, respectively.

The interest rate on the loan is calculated based on the LIBOR rate plus 4%. Interest on the indebtedness evidenced by this note shall be computed on the basis of a three hundred sixty (360) day year and shall accrue on the actual number of days elapsed for any whole or partial month in which interest is being calculated.

Interest expense for the years ended December 31, 2022, 2021, and 2020, was $2,593,062, $2,239,608, and $2,363,144, respectively.

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

Years ended December 31, 2022, 2021, and 2020

(Expressed in United States Dollars)

10.	Term Loan (continued)

The Term Loan and interest are payable quarterly in twenty equal installments beginning on July 1, 2021. As of December 31, 2021, the minimum payments under the loan are as follows:

Year ending December 31,
2022	$9,000,000
2023	9,000,000
2024	9,000,000
2025	9,000,000
2026	6,750,000

Total	$42,750,000

11.	Members’ Capital

Pre-tax net profits or losses of the Company are to be allocated to all Members in proportion to their agreed upon ownership percentages. Net profits or losses of the Company, excluding those net profits or losses associated with the TIG Arbitrage Strategy, are allocated to all Members in proportion to their agreed upon ownership percentages.

With respect to the TIG Arbitrage Strategy, each class of Members have certain rights to net profits or losses. Following the payment of the Class I Member revenue share, the remaining net profits or losses of the strategy are divided amongst the Class A, B, C, and D-1 members with 49.37% of the remaining net profits allocated to the Class D-1 Member and the balance allocated to Class A, Class B, and Class C Members in proportion to their agreed upon ownership percentages.

12.	Risk Factors

The significant types of financial risks to which the Company is exposed include, but are not limited to, performance risk, liquidity risk, and other additional risks. Market risk represents the potential loss that can be caused by increases or decreases in the fair value of investments resulting from market fluctuations. In addition, the market risk could adversely affect the business of underlying companies and their associated entities in many ways, including by reducing the value of assets under management and negatively affecting the underlying companies’ ability to attract future capital commitments, any of which could materially reduce the value of the Company. Liquidity risk is the risk that the Company will not be able to raise funds to fulfill its commitments, including its inability to sell investments quickly or at close to fair value. In the ordinary course of business, the Company enters into contracts that contain a variety of indemnifications. The Company’s maximum exposure under these arrangements is unknown. However, the Company has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote. The extent of the impact of the coronavirus (“COVID-19”) outbreak on the financial performance of the Company’s investments will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions and the impact of COVID-19 on the financial markets and the overall economy, all of which are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s investment results may be materially adversely affected.

13.	Legal settlement

In July 2021, the Company entered into a confidential settlement agreement with respect to an outstanding legal action. As of July 31, 2021, there was no remaining outstanding liability related to this legal action, and the Company does not expect to accrue any additional amounts with respect to the settlement agreement.

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

Years ended December 31, 2022, 2021, and 2020

(Expressed in United States Dollars)

14.	Subsequent Events

Based on management’s evaluation, there are no events subsequent to December 31, 2022, that require adjustment to or disclosure in the combined and consolidated financial statements, except as noted below and in Note 15. Management has evaluated events and transactions through and including March XX, 2023, the date these combined and consolidated financial statements were available to be issued.

On September 19, 2021, the Company executed a definitive business combination agreement with, inter alios, Cartesian Growth Corporation (“Cartesian”), Tiedemann Wealth Management Holdings, LLC (“TWMH”), and Alvarium Investments Limited (“Alvarium”) whereby the Company, TWMH, and Alvarium will merge to form Alvarium Tiedemann Holdings, LLC, a multi-disciplinary financial services business and a wholly owned subsidiary of Alvarium Tiedemann Capital, LLC (“Umbrella”). Umbrella will become publicly listed through a business combination with Cartesian, a special purpose acquisition company, which will be renamed “Alvarium Tiedemann Holdings, Inc.” upon the completion of the transaction. The successful completion of the transaction closed January 3, 2023. The Company and the related affiliates are evaluating the accounting policies for the transaction.

15.	Recent Events Relating to the Disruptions in the U.S. Banking System

In March 2023, the shut-down of certain financial institutions raised economic concerns over disruptions in the U.S. banking system. The U.S. government took certain actions to strengthen public confidence in the U.S. banking system. However, there can be no certainty that the actions taken by the U.S. government will be effective in mitigating the effects of financial institution failures on the economy and restoring public confidence in the U.S. banking system. Additional financial institution failures may occur in the near term that may limit access to short-term liquidity or have adverse impacts to the economy. As disclosed in Note 3, the Company maintains cash amounts in excess of federally insured limits in the aggregate amount of $7,840,612, as of December 31, 2022, and has certain concentrations in credit risk that expose the Company to risk of loss if the counterparty is unable to perform as a result of future disruptions in the U.S. banking system or economy. In March 2023, the Company transferred most cash balances to a large money center bank and the remaining balances with other banks are below FDIC limits.